UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2009 (August 21, 2009)
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On August 21, 2009, John A. Schmidt, M.D., confirmed his resignation as Chief Scientific Officer of Alnylam Pharmaceuticals, Inc. (the “Company”), effective as of September 30, 2009. In connection with Dr. Schmidt’s resignation, in consideration for his continued service through September 30, 2009 and his agreement to a general release and certain other standard terms and conditions, the Company has agreed to provide Dr. Schmidt with the following severance pay and benefits: (i) severance in the gross amount of two hundred twelve thousand, five hundred dollars ($212,500) (an amount equal to six (6) months of Dr. Schmidt’s gross base salary); (ii) the full cost of any COBRA premiums until the earlier of March 31, 2010 and the date Dr. Schmidt becomes eligible for coverage under the group health plan of another employer; and (iii) reimbursement of outplacement services up to a maximum amount of ten thousand dollars ($10,000). In addition, the Company waived its right to repayment by Dr. Schmidt of a sign-on bonus and certain relocation and related expenses provided pursuant to the terms of Dr. Schmidt’s offer of employment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: August 21, 2009	By:	/s/ Patricia L. Allen
Patricia L. Allen
Vice President of Finance and Treasurer